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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Res-Care, Inc.

         We consent to incorporation by reference in the registration statements (No. 33-61878), (No. 33-76612), (No. 33-85964), (No. 33-80331), (No. 333-57167),
(No. 333-81465) and (No. 333-50726) on Form S-8, (No. 333-75875) and (No.
333-82708) on Form S-4 and (No. 333-23599), (No. 333-32513) and (No. 333-44029)
on Form S-3 of Res-Care, Inc. of our report dated February 24, 2004, except as to Note 16 which is as of March 10, 2004, with respect to the consolidated balance sheets of Res-Care, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003 and related financial statement schedule which report appears in the December 31, 2003 annual report on Form 10-K of Res-Care, Inc. Our report refers to changes in the method of accounting in 2002 for goodwill and other intangible assets.

                                             /s/ KPMG LLP

Louisville, Kentucky
March 12, 2004